UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 27, 2009

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Terex Corporation (“Terex”, “we”, “us” or “our”) has previously disclosed that the Securities and Exchange Commission (the “SEC” or the “Commission”) has been conducting a private investigation. This investigation is presently focused on (1) the circumstances of the restatement of certain of our financial statements for the years 2000-2004 and (2) the accounting for certain transactions between us and United Rentals, Inc. that took place in 2000 and 2001, and one transaction between United Rentals, Inc. and one of our subsidiaries that took place in 2001, before that subsidiary was acquired by Terex.  We are cooperating with the SEC with respect to this matter and have furnished the SEC with the information it has requested of us.

The independent members of our Board of Directors (the “Board”) have formed a Special Committee of the Board (the “Special Committee”) to review and advise the Board regarding this matter, and after receiving advice from the Special Committee and outside advisors, the Board has authorized an agreement in principle with the SEC’s Staff to present a proposed resolution of this matter to the SEC Commissioners, subject to final documentation and the language of any complaint. Under the terms of the proposed settlement, Terex would consent, without admitting or denying the allegations of the Commission’s complaint, to an injunction against committing or aiding and abetting any future violations of the anti-fraud, books and records, reporting and internal control provisions of the federal securities laws and related SEC rules. Terex would also agree to pay a civil penalty, and has taken a reserve in the amount of $8 million.

The proposed settlement with the SEC Staff remains subject to the final approval of the SEC Commissioners (and, thereafter, of the court in which an SEC complaint would be filed).   There is no assurance that the SEC Commissioners or such court will approve this proposed settlement. In the event the proposed settlement was not accepted by either the Commission or such court, Terex would either be required to defend any charges the Commission might bring, or try to reach a different resolution acceptable to the Commission and its Staff, as well as the court.

The proposed settlement, if approved, resolves all matters relating to the potential liability of Terex with respect to the SEC investigations described above. Current or former employees of Terex, including its Chief Executive Officer, Ronald M. DeFeo (who also served for some relevant periods of time as a member of United Rental’s Board and Audit Committee), are not addressed by this proposed settlement. We do not know whether the SEC will commence additional proceedings in the future against any individuals on any of the matters under review by the SEC Staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel